American Enterprise Variable Life Account
File No. 333-84121/811-09515

                              EXHIBIT INDEX

Exhibit 1.A.(1)(b):           Resolution of the Board of Directors of American
                              Enterprise Life Insurance Company, dated
                              November 3, 1999.

Exhibit 1.A.(3)(c):           Schedules of Sales Commissions.

Exhibit 1.A.(5)(a):           Flexible Premium Variable Life Insurance Policy
                              (SIG-VUL).

Exhibit 1.A.(5)(b):           Accidental Death Benefit Rider.

Exhibit 1.A.(5)(c):           Additional Insured Rider.

Exhibit 1.A.(5)(d):           Children's Level Term Insurance Rider

Exhibit 1.A.(5)(e):           Term Insurance Rider

Exhibit 1.A.(5)(f):           Waiver of Monthly Deduction Rider for Total
                              Disability.

Exhibit 1.A.(8)(a):           Copy of Participation Agreement between American
                              Enterprise Life Insurance Company and the Variable
                              Insurance Products Fund, Fidelity Distributors
                              Corporation, dated September 1, 1999.

Exhibit 1.A.(8)(b):           Copy of Participation Agreement between American
                              Enterprise Life Insurance Company and the Variable
                              Insurance Products Fund III, Fidelity Distributors
                              Corporation, dated September 1, 1999.

Exhibit 1.A.(8)(c):           Form of Participation Agreement between American
                              Enterprise Life Insurance Company and Royce
                              Capital Fund, Royce & Associates, Inc., dated
                              September 1, 1999.

Exhibit 1.A.(8)(d):           Form of Participation Agreement between American
                              Enterprise Life Insurance Company and Warburg
                              Pincus Trust, Credit Suisse Asset Management, LLC and Credit Suisse Asset Management Securities,
                              Inc., dated September 1, 1999.

Exhibit 1.A.(8)(e):           Form of Participation Agreement between American
                              Enterprise Life Insurance Company and MFS Variable
                              Insurance Trust, Massachusetts Financial Services
                              Company, dated September 1, 1999.

Exhibit 1.A.(8)(f):           Form of Participation Agreement between American
                              Enterprise Life Insurance Company and Lazard
                              Retirement Series, Inc., dated September 1, 1999.

Exhibit 1.A.(8)(g):           Form of Participation Agreement between American
                              Enterprise Life Insurance Company and Baron
                              Capital Funds, BAMCO Inc., dated September 1,
                              1999.

Exhibit 1.A.(10): Form of Application for the Flexible Premium Variable Life Insurance Policy.

Exhibit 1.A.(11): American Enterprise Life Insurance Company's Description of Transfer and Redemption Procedures and Method of Conversion to Fixed Benefit Policies.

Exhibit (2):                  Opinion of counsel, dated November 16, 1999.

Exhibit (6):                  Actuarial opinion of Mark Gorham, dated November
                              9, 1999.

Exhibit (7)(a):               Written actuarial consent of Mark Gorham, dated
                              November 9, 1999.

Exhibit (7)(b):               Written auditor consent of Ernst & Young LLP,
                              dated November 15, 1999.